           As filed with the Securities and Exchange Commission on June 24, 1998
                Securities Act File No. 333-_____; Exchange Act File No. 0-13280

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 PCC GROUP, INC.
             (Exact name of registrant as specified in its charter)

           California                                           95-3815164
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                             163 University Parkway
                            Pomona, California 91768
                                 (909) 869-6133
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                    Jack Wen
                             Chief Executive Officer
                                 PCC Group, Inc.
                             163 University Parkway
                            Pomona, California 91768
                                 (909) 869-6133
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copy to:
                                  Gary L. Blum
                          Law Offices of Gary L. Blum
                           3278 Wilshire Blvd., #603
                         Los Angeles, California 90010
                                 (213) 381-7450
          Approximate date of commencement of proposed sale to public:
     From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                          Proposed             Proposed
Title of Each Class of             Amount To Be       Maximum Offering     Maximum Aggregate        Amount of
Securities To Be Registered         Registered         Price Per Unit       Offering Price       Registration Fee
-----------------------------      ------------       ----------------     -----------------     ----------------
Common Stock ($.01 par value)        25,000              $5.875(2)            $146,900                $43.34
Common Stock ($.01 par value)        25,000(1)            $2.50(3)             $62,500                $18.44
Common Stock ($.01 par value)        75,000(1)            $2.75(3)            $206,250                $60.84
Common Stock ($.01 par value)        50,000(1)            $3.50(3)            $175,000                $51.63
Common Stock ($.01 par value)       100,000(1)            $4.50(3)            $450,000               $132.75
Common Stock ($.01 par value)        50,000(1)            $5.00(3)            $250,000                $73.75

Total                               325,000                                 $1,290,000               $380.75
=================================================================================================================

(1) Represents shares issuable upon the exercise of outstanding stock purchase warrants. Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the warrants.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rule 457(c), based upon the average of the high and low sale prices of the Common Stock as reported in the consolidated reporting system on June 19, 1998.

(3) The registration fee for shares of Common Stock issuable upon exercise of outstanding warrants was calculated using the prices at which such warrants may be exercised.

                              --------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JUNE __, 1998

PROSPECTUS

                                 325,000 SHARES


                                 PCC GROUP, INC.


                                  Common Stock
                                ($.01 PAR VALUE)

        This Prospectus relates to an aggregate of 325,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of PCC Group, Inc. ("PCCG" or the "Company") which may be offered and sold from time to time by a shareholder of the Company (the "Selling Shareholder"). See "Selling Shareholder". Of the Shares, 25,000 are currently outstanding and up to 300,000 can be acquired by the Selling Shareholder by exercising outstanding options granted in connection with that certain Exclusive Financial Advisor/Investment Banker Agreement entered into by the Company and the Selling Shareholder on March 10, 1998. See "The Exclusive Financial Advisor/Investment Banker Agreement".

        The Shares may be offered for sale by the Selling Shareholder from time to time in the Nasdaq SmallCap Market, in privately negotiated transactions, or otherwise at market prices prevailing at the time of sale or at negotiated prices. The Shares may be sold by the Selling Shareholder directly or through brokers. The Selling Shareholder will receive all of the net proceeds from the sale of the Shares and will pay all selling commissions, if any, applicable to the sale of the Shares. The Company is responsible for payment of all other expenses incident to the offer and sale of the Shares. See "Selling Shareholder" and "Plan of Distribution".

        On June 22, 1998, the closing sales price of the Common Stock, which is quoted on the Nasdaq SmallCap Market under the symbol "PCCG", was $6.25 per share.

        The Selling Shareholder and any broker that participates in the resale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions, discounts or concessions received by them and any profit on the resale of the Shares made by them may be deemed to be underwriting commissions or discounts under the Securities Act.

FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SHARES OFFERED HEREBY, SEE "RISK FACTORS" ON PAGE 3.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is June __, 1998.

                              AVAILABLE INFORMATION

        PCCG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock is traded on the Nasdaq SmallCap Market and the reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq SmallCap Market, Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is quoted.

        The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Shelf Registration Statement") under the Securities Act with respect to the offering of the Common Stock made hereby. This Prospectus does not contain all of the information set forth in the Shelf Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Shelf Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Shelf Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Shelf Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. In addition, copies of the Shelf Registration Statement may be obtained from the Commission's World Wide Web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission under the Exchange Act (Commission File No. 0-13280) are incorporated by reference in this Prospectus:

        1. Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

        2. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

        3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

        4. The description of capital stock contained in Registration Statement filed on Form 8-A, dated March 12, 1985.

        All documents filed by PCCG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this Shelf Registration Statement of which this Prospectus forms a part and prior to the end of offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      This prospectus incorporates by reference documents which are not presented herein or delivered herewith. These documents (without exhibits, unless such exhibits are specifically incorporated by reference) are available without charge upon request. Requests for documents should be directed to PCC Group, Inc., 163 University Parkway, Pomona, California 91768, Attention:
Director, Investor Relations, (Telephone: (909) 869-6133).



                                       1.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

        This Prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, without limitation, risks with respect to the Company's liquidity and capital resources, distribution of the Company's products, markets for the Company's products, and the Company's investments in the Peoples Republic of China. The Company's actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the rapidly changing demand for computer products and technologies, the uncertainty of market acceptance of the Company's products, the risks relating to conducting business with foreign customers, the competitive market for the Company's products, and those other factors discussed elsewhere in this Prospectus and any document incorporated herein by reference.

                                   THE COMPANY

        PCCG is a manufacturer and wholesale distributor of microprocessor-based personal computer components and systems. The Company's customers consist of approximately 250 value-added resellers, system integrators and dealers located in the United States. The Company also owns the rights to a proprietary pyrolysis technology for recycling scrap tires into carbon black, fuel oil, steel and methane gas, and has invested in two scrap tire recycling plants located in the Peoples Republic of China. The recycling plants have not yet commenced operations.

        PCCG was incorporated under the laws of the State of California on February 28, 1983. The Company's principal executive offices are located at 163 University Parkway, Pomona, California 91768 and its telephone number is (909) 869-6133.

           THE EXCLUSIVE FINANCIAL ADVISOR/INVESTMENT BANKER AGREEMENT

        On March 10, 1998, PCCG entered into an Exclusive Financial Advisor/Investment Banker Agreement (the "Advisor Agreement") with RichMark Capital Corporation (the "Selling Shareholder"). Pursuant to the Advisor Agreement, PCCG issued to the Selling Shareholder 25,000 shares of Common Stock and warrants to purchase a total of 300,000 additional shares of Common Stock. The foregoing issuance of stock and warrants was effected without registration pursuant to the exemption provided by Section 4(2) of the Securities Act. The warrants to purchase 300,000 Shares are exercisable by the Selling Shareholder at the following prices and under the following circumstances: warrants to purchase 25,000 Shares are immediately exercisable at a price of $2.50 per share; warrants to purchase 75,000 Shares are immediately exercisable at a price of $2.75 per share; warrants to purchase 50,000 Shares at a price of $3.50 per share will become exercisable if and when the Company receives funding under a new secured line of credit or other financing facility; warrants to purchase 100,000 Shares at a price of $4.50 will become exercisable if and when the Common Stock is listed and eligible for trading on the Philadelphia Stock Exchange or other stock exchange; and warrants to purchase 50,000 Shares at a price of $5.00 per share will become exercisable after the Common Stock the tenth consecutive trading day in which (i) the reported closing price of the Common Stock is greater than $7.00 per share and (ii) the volume of shares of Common Stock traded on such consecutive days exceeds 7,000 shares. Each of the foregoing warrants expires on the later of 30 calendar days after the date of this Prospectus or the date on which the condition to that warrant's exercisability, if any, is met. The last reported sales price on the date the warrants were issued was $2.75 per share.

        In connection with entering into the Advisor Agreement PCCG agreed to file a registration statement covering the Shares. The Shelf Registration Statement of which this Prospectus is a part constitutes such required registration statement.



                                       2.

                                  RISK FACTORS

        The securities offered hereby are speculative in nature, involve a high degree of risk, and should not be purchased by an investor who cannot afford the loss of his entire investment. Prior to making an investment decision with respect to the securities offered hereby, prospective investors should carefully consider, along with the other matters discussed in this Prospectus, the following risk factors.

        Factors Affecting Future Operating Results and Financial Condition. The Company's future operating results and financial condition are dependent upon the Company's ability to successfully distribute the products that meet dynamic customer demand. Inherent in this process are a number of factors that the Company must successfully manage in order to achieve favorable future operating results and a favorable financial condition. Potential risks and uncertainties that could affect the Company's future operating results and financial condition include, without limitation, continued competitive pressures in the marketplace and the effect of any reaction by the Company to such competitive pressures. See "Risk Factors - Competition," below. Other factors that could adversely affect the Company's future operating results and financial condition include pricing actions by the Company; the Company's ability to supply products in certain categories; the Company's ability to supply products free of latent defects or other faults; the Company's ability to successfully purchase its products and control its expenditures; the ability of the Company to avoid inventory losses, and the Company's ability to attract, motivate and retain employees.

        Industry Trends. The Company believes that the rate of growth in overall worldwide personal computer unit sales has declined and may remain below prior years' growth rates for the foreseeable future. This decline in the rate of growth could decrease the demand for products distributed by the Company, could further increase the competitive nature of the environment in which the Company operates, could negatively affect the Company's unit shipments of computer products and, accordingly, could adversely affect the Company's results of operations and financial condition.

        Rapid Technological Change; Inventory Risk. Due to the highly volatile nature of the personal computer industry, the Company frequently is required to distribute new products and product enhancements. The success of new product introductions is dependent on a number of factors, including market acceptance of the product, the Company's ability to effectively management of inventory levels in line with anticipated product demand, the availability of products in appropriate quantities to meet anticipated demand, and the risk that new products may have quality or other defects in the early stages of introduction. Accordingly, the Company cannot determine the ultimate effect that new products will have on its sales or results of operations.

        The Company acquires inventory in advance of product shipments. Accordingly, because the markets for the Company's products are volatile and subject to rapid technological and price changes, there is n risk that the Company will forecast incorrectly and stock excessive or insufficient inventory of particular products. The Company's business is subject to the risk that the value of its inventory will be adversely affected by price reductions by manufacturers or by technological changes affecting the usefulness or desirability or its product inventory. There can be no assurance that the Company will be able to manage successfully its existing and future inventories.

        In its financial statements, the Company provides reserves against any inventories of products that have become obsolete or are in excess of anticipated demand, accrues for any cancellation fees of orders for inventories that have been cancelled, and accrues for the estimated costs to correct any product quality problems. Although the Company believes its inventory and related reserves are adequate, no assurance can be given that the Company will not incur additional inventory and related charges. Significant declines in inventory value in excess of established inventory reserves or dramatic changes in prevailing technology have had, and may again in the future have a material adverse effect on the Company's business, financial condition and results of operations.

        Substantial Competition. The market that the Company operates in is highly competitive and is characterized by aggressive pricing practices, downward pressure on gross margins, frequent introduction of new products, short product life cycles, continual improvement in product price/performance characteristics, price sensitivity on the part of consumers, and a large number of competitors. Competition is based primarily on product availability, price, credit availability, speed of delivery, and breadth and depth of product lines and services. The Company's results of operations and



                                       3.

financial condition have been, and in the future may continue to be, adversely affected by industry-wide pricing pressures and downward pressures on gross margins. Many of the Company's competitors have greater financial, marketing, manufacturing, and technological resources, broader product lines and larger customer bases than those of the Company. There can be no assurance that the Company will be able to compete successfully in this environment. If the Company fails to compte effectively, the Company's business, financial condition and results of operations will be adversely affected.

        Low Profit Margins. As a result of price competition, the Company has low gross profit and operating margins. These low margins magnify the impact on operating results of variations in net sales and operating costs. The Company's goal is to partially offset the effects of its low margins by increasing its net sales, availing itself of large volume purchase discounts, and reducing selling, general and administrative expenses as a percentage of net sales. No assurance can be given that the Company will be able to avail itself of large volume discounts or otherwise increase its margins.

        Chinese Recycling Plants; International Business. The Company has invested in two joint ventures in the Peoples Republic of China and has provided a significant amount of capital and assets to the joint ventures. The other parties to the joint ventures are Chinese entities. The Company's operations and assets in China are subject to numerous and significant political, economic, legal, and other uncertainties. Changes in policies by the Chinese government resulting in changes in laws or regulations, restrictions on imports and sources of supply of tires, currency devaluations, or the expropriation of private enterprise could materially adversely affect the Company's investments in China. The United States and China have recently experienced turbulent political relations that have affected the trading privileges available to U.S. enterprises. All of these factors, plus the risks ordinarily associated with foreign operations, have made the Company's investment in China extremely speculative. In addition to the risks associated with attempting to establish and operate two plants in China, the Company has also experienced numerous difficulties in perfecting the technology that will be used to operate the recycling plants to be operated by the joint ventures. To date, neither of the plants owned by the two joint ventures has commenced operations and no assurance can be given that the plants will ever commence operations. If the joint ventures do not open for operations the Company's entire investment in the two joint ventures will be lost, which would materially and adversely affect the Company's earnings and financial condition. No assurance can be given that the two joint ventures will commence operations in the near future, or at all.

        Dependence on Third-Party Suppliers. Although certain components essential to the Company's business are generally available from multiple sources, certain products are currently obtained by the Company from single sources. If the supply of single-source products to the Company were to be delayed or curtailed, the Company's ability to distribute the product in desired quantities and in a timely manner could be adversely affected. The Company's business and financial performance could also be adversely affected, depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternate source, if any.

        Marketing and Distribution. A number of uncertainties may affect the marketing and distribution of the Company's products. Currently, the Company's primary means of distribution is through third-party computer resellers. Such resellers include value added resellers, system integrator, and dealers. The Company's business and financial results could be adversely affected if the financial condition of these resellers weakened or if resellers within consumer channels were to decide not to continue to distribute the Company's products.

        Dependence on Key Personnel. The Company's success depends to a significant extent upon the continued service of its key marketing, sales, and executive personnel, and on its ability to continue to attract, retain and motivate qualified personnel. The competition for such employees is intense, and the loss of the services of one or more of these key personnel could adversely affect the Company. There can be no assurance that the Company will not experience difficulty in attracting, retaining and motivating the personnel needed to implement the Company's strategic plan. The Company does not maintain key man life insurance on any of its key executives.

        Possible Volatility of Stock Price. The market price of the Company's Common Stock has been, and may continue to be, highly volatile. Factors such as new product announcements by the Company or its competitors, quarterly fluctuations in the operating results of the Company, its competitors and other technology companies, and general conditions in the computer market may have a significant impact on the market price of the Common Stock. In



                                       4.

particular, if the Company were to report operating results or product development progress that did not meet the expectations of research analysts, the market price of the Common Stock could be materially adversely affected. In addition, from time to time the stock market has experienced extreme price and volume fluctuations, which have particularly affected the market prices for many high technology companies and which have often been unrelated to the operating performance of specific companies.

        Impediments to Changes in Control. Inasmuch as the Company's chairman, Jack Wen, and members of his family own or control a majority of the Company's outstanding Common Stock, this may make more difficult or discourage takeovers of the Company, including those in which holders of the Company's Common Stock might receive a substantial premium for some or all of their shares, and could potentially depress the market price of shares of Common Stock. In addition, the ability of the Board of Directors to issue shares of preferred stock or rights to purchase preferred stock and to fix the voting, redemption, conversion and other rights thereof without shareholder approval could also hinder any proposed tender offer, merger or other attempt to gain control of the Company.

        Other Factors. The majority of the Company's sales activities, its corporate headquarters, and other critical business operations, including certain major vendors, are located near major seismic faults. The Company's operating results and financial condition could be materially adversely affected in the event of a major earthquake.

        Production and marketing of products in certain states and countries may subject the Company to environmental and other regulations which include, in some instances, the requirement that the Company provide consumers with the ability to return to the Company product at the end of its useful life, and leave responsibility for environmentally safe disposal or recycling with the Company. It is unclear what effect such regulation will have on the Company's future operating results and financial condition.

                                 USE OF PROCEEDS

        The Selling Shareholder will receive all of the net proceeds from the offering of the Shares hereby. Accordingly, the Company will not receive any proceeds from the sale of the Shares. However, the Company will receive a total of $1,143,750 if all of the warrants currently owned by the Selling Shareholder are exercised. The Company intends to use any cash proceeds that it may receive from the exercise of such warrants for working capital purposes.

                               SELLING SHAREHOLDER

        The following table sets forth certain information, with respect to the beneficial ownership of the Common Stock by the Selling Shareholder as of June 1, 1998, as reported to the Company by the Selling Shareholder, the number of Shares being offered by the Selling Shareholder and the amount and percentage of the Common Stock to be owned beneficially by the Selling Shareholder following this offering, assuming all Shares offered hereby are sold.


                                  Shares of Common Stock                          Shares of Common Stock
                                    Beneficially Owned          Number of           Beneficially Owned
                                   Prior to the Offering        Shares of           After the Offering
           Name of               -------------------------       Common          ------------------------
     Selling Shareholder         Number      Percentage(1)    Stock Offered      Number     Percentage(1)
     -------------------         ------      -------------    -------------      ------     -------------
Richmark Capital Corporation     325,000        12.27%           325,000           0             0


--------------------
(1) Based on the number of shares of Common Stock outstanding on June 19, 1998.

        Neither the Selling Shareholder nor any of its affiliates holds, and during the last two years has held, any position, office or material relationship with the Company or any affiliate of the Company.



                                       5.

                              PLAN OF DISTRIBUTION

        The Shares offered hereby may be sold from time to time to purchasers directly by the Selling Shareholder. Alternatively, the Selling Shareholder may from time to time offer the Shares in ordinary brokerage transactions or to or through broker/dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the Shares for whom they may act as agents. The Selling Shareholder and any broker/dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions, concessions or other compensation received by any such broker/dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

        The sale of the Shares by the Selling Shareholder may be effected from time to time in the over-the-counter market, in the Nasdaq SmallCap Market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        All expenses of the registration of the Shares will be paid by the Company; provided, however, that the Selling Shareholder will pay all discounts and selling commissions, if any.

        From time to time this Prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, the Selling Shareholder will be required to cease sales until the Prospectus has been supplemented or amended. There can be no assurance that the Selling Shareholder will sell any or all of the Shares offered hereby.

                                  LEGAL MATTERS

        The validity of the Shares being offered hereby will be passed upon for the Company by the Law Offices of Gary L. Blum, Los Angeles, California. Such counsel owns 1,700 shares of Common Stock.

                                     EXPERTS

        The consolidated financial statements of PCC Group, Inc. included in PCC Group, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.





                                       6.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction.


                                TABLE OF CONTENTS

Available Information.........................................................1
Incorporation of Certain Documents by Reference...............................1
The Company...................................................................2
The Exclusive Financial Advisor/Investment Banker Agreement...................2
Risk Factors..................................................................3
Use of Proceeds...............................................................5
Selling Shareholder...........................................................5
Plan of Distribution..........................................................6
Legal Matters.................................................................6
Experts.......................................................................6





                                 325,000 Shares

                                 PCC GROUP, INC.

                                  Common Stock
                                ($0.01 par value)

                                  ------------

                                   PROSPECTUS

                                  ------------


                                __________, 1998






================================================================================



                                       7.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

        The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

        Securities and Exchange Commission registration fee...  $  380.75
        Nasdaq listing fees...................................
        Accountants' fees and expenses........................   2,000.00
        Legal fees and expenses...............................  $5,000.00
        Miscellaneous.........................................   2,000.00

              Total...........................................  $9,380.75


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Restated Articles of Incorporation, as amended ("Articles"), provide that, pursuant to the California Corporations Code, the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by, or in the right of, the Registrant for breach of a director's duties to the Registrant or its shareholders. This provision in the Articles does not eliminate the directors' fiduciary duty and does not apply for certain liabilities: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision also does not limit or eliminate the rights of the Registrant or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Registrant's Bylaws require the Registrant to indemnify its officers and directors under certain circumstances. Among other things, the Bylaws require the Registrant to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and allows the Registrant to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Section 317 of the California Corporations Code ("Section 317") provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.



                                       8.

        Section 317 also provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 317 provides further that to the extent a director or officer of a California corporation has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification authorized by Section 317 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 317.

ITEM 16.  EXHIBITS

Exhibit
Number         Description
------         -----------
4.1     Exclusive Financial Advisor/Investment Banker Agreement, between PCC
        Group, Inc. and Richmark Capital Corporation, dated as of March 10, 1998

4.2     Form of Common Stock Purchase Warrant issued to the Selling Shareholder

5.1     Opinion of Law Offices Of Gary L. Blum

23.1    Consent of BDO Seidman, LLP

23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1    Power of Attorney (contained on Page II-5).

ITEM 17.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in



                                       9.

               volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.




                                       10.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on the 18th day of June 1998.

                                        PCC GROUP, INC.



                                        BY   /s/ JACK WEN
                                          -------------------------------------
                                          Jack Wen, Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jack Wen and Gary L. Blum, his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signatures                          Title                             Date
           ----------                          -----                             ----
/s/ JACK WEN                      Chairman of the Board and Chief           June 18, 1998
--------------------------------  Executive Officer (Principal
Jack Wen                          Executive Officer)


/s/ JACK WEN                      Acting Chief Financial Officer            June 18, 1998
--------------------------------  (Principal Accounting and
Jack Wen                          Financial Officer)


/s/ GARY L. BLUM                  Director                                  June 19, 1998
--------------------------------
Gary L. Blum


/s/ GEORGE RODDA, JR.             Director                                  June 19, 1998
--------------------------------
George Rodda, Jr.







                                       11.

                                         INDEX TO EXHIBITS



                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                      Description                              Page
   ------                      -----------                              ----
     4.1    Exclusive Financial Advisor/Investment Banker
            Agreement, between PCC Group, Inc. and Richmark
            Capital Corporation, dated as of March 10, 1998

     4.2    Form of Common Stock Purchase Warrant issued to the
            Selling Shareholder

     5.1    Opinion of Law Offices Of Gary L. Blum

    23.1    Consent of BDO Seidman, LLP

    23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

    24.1    Power of Attorney (contained on Page II-5).